Exhibit 99.1

Westwater Resources Provides Commercial Update

Centennial, CO – April 1, 2026: Westwater Resources, Inc. (NYSE American: WWR), an energy technology and critical minerals company focused on developing battery-grade natural graphite (“Westwater,” “Westwater Resources,” or the “Company”), today announced a commercial update.

On March 31, 2026, SK On Co., Ltd. notified the Company of its decision to terminate the Products Procurement Agreement (“Agreement”) originally executed in February 2024. The Agreement represented the purchase of a portion of the planned Phase I production capacity at the Kellyton Graphite Plant (“Kellyton”).

“SK On’s decision reflects the challenging and evolving environment our customers are navigating,” said Frank Bakker, Chief Executive Officer of Westwater Resources. “While  market conditions and tariffs remain dynamic, our continued focus is on executing and advancing our projects. We continue to progress construction at Kellyton and believe we are well positioned to support the domestic production of battery-grade graphite.”

SK On has indicated a willingness to consider future agreements, subject to updated terms and conditions.

Westwater is advancing its commercial strategy, including providing product samples through its qualification line at Kellyton to support ongoing customer evaluation and qualification processes. In parallel, the Company is progressing construction and operational readiness at Kellyton, with work continuing across key systems and equipment.

The Company continues to expect initial production of battery-grade graphite within approximately 12 months of securing the remaining project financing.

About Westwater Resources, Inc.

Westwater Resources, Inc. (NYSE American: WWR) is a critical minerals and energy technology company advancing a vertically integrated, mine-to-market platform for battery-grade natural graphite in the United States. The Company’s platform is anchored by the Coosa Graphite Deposit in Alabama, the largest natural flake graphite deposit in the contiguous United States, and the Kellyton Graphite Plant, a processing facility designed to produce coated spherical purified graphite (CSPG), a key material used in lithium-ion battery anodes. For more information, visit WestwaterResources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words and phrases such as “portion,” “planned,” “evolving,” “remain dynamic,” “advancing,” “progress” progressing,” “well positioned,” “future agreements,” “ongoing,” “initial,” “approximately,” “expects,” “largest,” and other similar words or phrases. Forward looking statements include, among other things, statements concerning: the importance of critical minerals including battery-grade graphite; establishing a graphite industry in the U.S.; tariffs associated with the importation of natural graphite into the U.S. including the percentage of those tariffs and the countries for which tariffs will apply; agreements with our customers including potential customers, and the Company’s business plans for its Kellyton Graphite Processing Plant including the timing associated with its financing, construction, and operation, and the sale of the products from that Plant to buyers in lithium-ion battery markets. The Company cautions that there are factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of the Company; accordingly, there can be no assurance that such suggested results will be realized. Those uncertainties and other factors are discussed in Westwater’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent securities filings, and they could cause actual results to differ materially from management expectations.

Contacts

Westwater Resources, Inc.

Email: Info@WestwaterResources.com

Investor Relations

Email: Investorrelations@westwaterresources.com